Exhibit 5.1
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
December 23, 2008
Lear Corporation
21557 Telegraph Road
Southfield, MI 48034
                 Re:     Form S-3 Registration Statement

Ladies and Gentleman:
           We have acted as special counsel to Lear Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), and proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act in an aggregate amount not to exceed $500,000,000, as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of the following securities of the Company and, as applicable, the Subsidiary Guarantors (as such term is defined below):
i.	shares of common stock of the Company, par value $0.01 per share (the “Common Stock”);

ii.	shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”);

iii.	depository shares representing fractional interests in Preferred Stock (the “Depository Shares”);

iv.	senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under a form of Senior Indenture filed as an exhibit to the Registration Statement to be entered into between the Company, and, to the extent that the Senior Debt Securities are to be guaranteed by one or more of the following subsidiaries of the Company, Lear Operations Corporation, a Delaware corporation (“Lear Operations”), Lear Seating Holdings Corp. #50, a Delaware corporation (“Lear Seating Holdings”), Lear Corporation EEDS and Interiors, a Delaware corporation (“Lear Corp. EEDS”), Lear Corporation (Germany) Ltd., a Delaware corporation (“Lear Germany”), Lear Automotive Dearborn, Inc., a Delaware corporation (“Lear Dearborn”), Lear Automotive (EEDS) Spain S.L., a limited liability company organized under the laws of Spain (“Lear Automotive Spain”), Lear Corporation Mexico, S. de R.L. de C.V., a partnership

Lear Corporation
December 23, 2008

organized under the laws of Mexico (“Lear Corporation Mexico” and, together with Lear Operations, Lear Seating Holdings, Lear Corp. EEDS, Lear Germany, Lear Dearborn, Lear Automotive Spain, the “Subsidiary Guarantors”), and a trustee (the “Trustee”) (including any supplements thereto, the “Senior Indenture”);

v.	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a form of Subordinated Indenture filed as an exhibit to the Registration Statement to be entered into between the Company, and, to the extent that the Subordinated Debt Securities are to be guaranteed by one or more of the Subsidiary Guarantors and the Trustee (including any supplements thereto, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”);

vi.	guarantees of the Debt Securities issued by the Subsidiary Guarantors (the “Guarantees”);

vii.	warrants to purchase Common Stock (the “Common Stock Warrants”);

viii.	warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); and

ix.	warrants to purchase Debt Securities (the “Debt Securities Warrants” and, together with the Common Stock, the Preferred Stock, the Depository Shares, the Debt Securities, the Guarantees, the Common Stock Warrants, the Preferred Stock Warrants, and the Debt Securities Warrants, the “Securities”).
           It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Securities while the Registration Statement is in effect. The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements.
           This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.
           In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties (other than the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or

Lear Corporation
December 23, 2008

written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.
     In rendering the opinions set forth below, we have also assumed (i) the truth, accuracy and completeness of the information, representations and warranties contained in the certificates, corporate records, agreements, instruments and other documents we have reviewed; (ii) the Registration Statement and any amendments thereto, including post-effective amendments, will have become effective under the Act; (iii)  all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered, issued and sold will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors and the other parties thereto.
     Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:
•	with respect to the Common Stock and the Preferred Stock, when the board of directors of the Company has taken all corporate action necessary to duly authorize the Common Stock and Preferred Stock by appropriate corporate authorization and issued shares of Common Stock and Preferred Stock upon receipt of payment therefor, the Common Stock and the Preferred Stock will be validly issued, fully paid and non-assessable;

•	with respect to the Depository Shares, when (a) the board of directors of the Company has taken all corporate action necessary to duly authorize the Depository Shares and the related deposit agreement by appropriate corporate authorization, (b) the deposit agreement has been duly executed by the parties thereto, and (c) the Depository Shares are executed and issued in accordance with the deposit agreement upon receipt of payment therefor, the Depository Shares will be validly issued, fully paid and non-assessable;

•	with respect to the Debt Securities and Guarantees, when (a) the boards of directors of the Company and each applicable Subsidiary Guarantor have taken all necessary corporate action to approve the terms of the offering, issuance and sale of the Debt Securities and any related Guarantees and all related matters, (b) the terms of the sale of, and the provisions of, the Debt Securities and any related Guarantees have been duly established in conformity with the applicable Indenture, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or such Subsidiary Guarantors, (c) such Debt Securities have been duly executed by the Company or such Subsidiary Guarantors as applicable and authenticated by the Trustee in accordance with the

Lear Corporation
December 23, 2008

applicable Indenture, (d) the applicable Trustee has been qualified under the Trust Indenture Act of 1939, as amended and (e) the Company and such Subsidiary Guarantors have received the consideration therefor, such Debt Securities and any related Guarantees will constitute valid and legally binding obligations of the Company and such Subsidiary Guarantors, respectively, enforceable against the Company and such Subsidiary Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

•	with respect to the Common Stock Warrants, the Preferred Stock Warrants, and the Debt Securities Warrants (collectively, the “Warrants”) and the related warrant agreements, when (a) the board of directors of the Company has taken all corporate action necessary to duly authorize the Warrants and the related warrant agreements by appropriate corporate authorization, (b) the related warrant agreements have been duly executed by the parties thereto, and (c) the Warrants are executed, countersigned and delivered in accordance with the warrant agreements against payment therefor, the Warrants will be validly issued and constitute binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     The opinions expressed herein is based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinion set forth in this letter is based upon the facts in existence and laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Winston & Strawn LLP